EXHIBIT 99.2

The Medicines Company 8 Sylvan Way, Parsippany, NJ 07054 Tel 1 973 290 6000 Fax 1 973 656 9898

Contact
Investor Relations Krishna Gorti, M.D. Vice President, Investor Relations 973 290 6122 krishna.gorti@themedco.com	Media Inquiries Michael Blash Vice President, Communications 973 290 6100 michael.blash@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Announces Pricing of Public Offering of Common Stock

PARSIPPANY, N.J. – June 25, 2019 – The Medicines Company (NASDAQ:MDCO) (the “Company”) today announced the pricing of a public offering of 4,545,455 shares of its common stock at a public offering price of $33.00 per share. In addition, the underwriters have been granted a 30-day option to purchase from the Company up to an additional 681,818 shares of common stock. The Company expects to use the net proceeds of the offering to fund its development of inclisiran and for general corporate purposes. The offering is expected to close on or around June 28, 2019, subject to customary closing conditions.

Goldman Sachs & Co. LLC and J.P. Morgan are acting as the joint book-running managers and underwriters for the offering. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and became effective on June 24, 2019. A copy of the preliminary prospectus supplement relating to the offering when filed may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov and a copy of the final prospectus supplement relating to the offering will be filed on EDGAR when available. Alternatively, the Company, any underwriter, or any dealer participating in the offering will arrange to send you the final prospectus supplement if you request it by contacting: Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of common stock in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Medicines Company

The Medicines Company is a biopharmaceutical company with a singular, relentless focus on addressing the greatest global healthcare challenge and burden today – cardiovascular disease. Our purpose is to halt the deadly progression of atherosclerosis and the cardiovascular risk created by high levels of LDL-C, or bad cholesterol. The Company is headquartered in Parsippany, New Jersey.

Forward-Looking Statements

Statements contained in this press release that are not purely historical, including, but not limited to, statements about the Company, the proposed offering described herein and the use of proceeds therefrom, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “should,” and “potential,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the ability of the Company to effectively develop inclisiran; whether inclisiran will advance in the clinical trials process on a timely basis or at all, or succeed in achieving its specified endpoints; whether the Company will make regulatory submissions for inclisiran on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; the extent of the commercial success of inclisiran, if approved; the strength, durability and life of the Company’s patent protection for inclisiran and whether the Company will be successful in extending exclusivity; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the SEC, including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on April 26, 2019 and the preliminary prospectus supplement filed with the SEC on June 24, 2019. The Company specifically disclaims any obligation to update these forward-looking statements.